UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2009

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Adoption of Performance Goals For Second Half of Calendar Year 2009 under the Company’s 2008/2009 and 2009/2010 Multi-Year Incentive Programs

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Lam Research Corporation (the “Company”) established certain semi-annual performance factors for the second six-month period of calendar year 2009 under the Company’s 2008/2009 Multi-Year Incentive Program (the “2008/2009 MYIP”) and the Company’s 2009/2010 Multi-Year Incentive Program (the “2009/2010 MYIP”), programs under the Company’s 2004 Executive Incentive Plan (the “EIP”), for certain officers of the Company, including the Company’s named executive officers.

Awards under the 2008/2009 MYIP will vest, to the extent earned, and be paid in cash in 2010. Awards under the 2009/2010 MYIP will vest, to the extent earned, and be paid in cash in 2011. For the second six months of 2009, the performance factor is a metric related to ongoing operating cash flow (using the same metric that was used for the first six months of 2009). The multiplier resulting from achievement of this factor may be additionally enhanced by a stock price performance multiplier. Actual payouts may vary from 0 to 2.5 times target amounts.

Adoption of Performance Goals for Second Half of Calendar Year 2009 under the Company’s Annual Incentive Program

The Committee also approved certain semi-annual performance objectives for the second six-month period of its calendar year 2009 annual incentive program (the “2009 AIP”), a program under the EIP and the Company’s 2007 Stock Incentive Plan, for certain officers of the Company, including the Company’s named executive officers (using the same metrics that were used for the first six months of 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2009

LAM RESEARCH CORPORATION

By:	/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Vice President, General Counsel and Secretary